Registration No. 333-_____      As filed with the Commission on November 6, 2000

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                           ---------------------------


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           ---------------------------


                             Provident Bancorp, Inc.
             (Exact Name of Registrant as Specified in its Charter)

          Federal                                        06-1537499
(State or other Jurisdiction of                (IRS Employer Identification No.)
Incorporation or Organization)

                             400 Rella Boulevard
                           Montebello, New York 10901
              (Address of Principal Executive Offices and Zip Code)

                           ---------------------------


                      Provident Bank 2000 Stock Option Plan
               Provident Bank 2000 Recognition and Retention Plan
                            (Full Title of the Plans)

                                    Copies to:
             George Strayton                      Edward A. Quint, Esquire
  President and Chief Executive Officer          Kenneth R. Lehman, Esquire
         Provident Bancorp, Inc.            Luse Lehman Gorman Pomerenk & Schick
           400 Rella Boulevard                   A Professional Corporation
 Montebello, New York 10901                     5335 Wisconsin Ave., NW, #400
             (914) 369-8040                        Washington, D.C.  20015
      (Name, Address and Telephone                     (202) 274-2000
       Number of Agent for Service)

                           ---------------------------


     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. |X|


                                          CALCULATION OF REGISTRATION FEE


 Title of Securities          Amount to be              Proposed                Proposed                Amount of
   to be Registered          Registered (1)             Maximum                  Maximum             Registration Fee
                                                   Offering Price Per      Aggregate Offering
                                                         Share                    Price
    Stock Options               386,400                   --                       --                      --
    Common Stock,
    par value $.10         373,880 shares (2)          $15.50 (3)               $5,795,140              $1,530
      per share
    Common Stock,
    par value $.10         12,520 shares (4)           $15.81(3)                $197,941                  $52
      per share
    Common Stock,
    par value $.10         193,200 shares (5)          $15.50 (6)               $2,994,600               $791
      per share

        Total                579,600 shares                                     $8,987,681               $2,373


 -------------
(1) Together with an indeterminate number of additional shares which may be necessary to adjust the number of shares reserved for issuance pursuant to the Provident Bank 2000 Stock Option Plan (the " Stock Option Plan"), and the Provident Bank 2000 Recognition and Retention Plan (the "Recognition and Retention Plan") as the result of a stock split, stock dividend or similar adjustment of the outstanding Common Stock of Provident Bancorp, Inc. pursuant to 17 C.F.R. ss. 230.416(a).
(2) Represents the number of shares currently reserved for issuance for options granted pursuant to the Stock Option Plan.
(3) Determined by the exercise price of options pursuant to 17 C.F.R.ss.230.457(h)(1).
(4) Represents the number of shares reserved for issuance for options available to be granted pursuant to the Stock Option Plan.
(5) Represents the number of shares awarded or available for award pursuant to the Recognition and Retention Plan.
(6) Determined by reference to the fair market value of the common stock on October 24, 2000 pursuant to 17 C.F.R. ss.230.457(c).

                      ------------------------------------


     This   Registration   Statement  shall  become  effective  upon  filing  in
accordance with Section 8(a) of the Securities Act of 1933 and 17 C.F.R. ss. 230.462.

PART I.

Items 1 and 2. Plan Information and Registrant Information and Employee Plan Annual Information

     The documents containing the information specified in Part I of Form S-8 have been or will be sent or given to participants in the Stock Option Plan and the Recognition and Retention Plan (collectively, the "Plans") as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act").

     Such documents are not being filed with the Commission, but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II.

Item 3.  Incorporation of Documents by Reference

     The  following  documents  previously  or  concurrently  filed by Provident
Bancorp, Inc. (the "Company") with the Commission are hereby incorporated by reference in this Registration Statement:

(a) the Company's Annual Report on Form 10-K for the year ended September 30, 1999 (File No. 000-25233) filed pursuant to Rule 13a-1 of the Securities Exchange Act of 1934, as amended (the "Exchange Act");

(b) all other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the year covered by the Annual Report referred to above;

(c) the Company's definitive Proxy Statement for its Annual Meeting of Stockholders held on February 22, 2000;

(d) the description of the common stock, par value $.10 per share, of the Company cin the Company's Registration Statement on Form S-1 (File No. 333-63593) originally filed with the Commission on September 17, 1998 and all amendments or reports filed for the purpose of updating such description.

     All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, after the date hereof, and prior to the filing of a post- effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration

Statement and the prospectus to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the prospectus.

     The Company shall furnish without charge to each person to whom the prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to George Strayton, President and Chief Executive Officer, Provident Bancorp, Inc., 400 Rella Boulevard, Montebello, New York 10901, telephone number (914) 369-8040.

     All information appearing in this Registration Statement and the prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

Item 4.  Description of Securities

         Not applicable.

Item 5.  Interests of Named Experts and Counsel

         None.

Item 6.  Indemnification of Directors and Officers

     Generally, federal regulations define areas for indemnity coverage for federal savings associations, and proposed federal regulations define areas for indemnity coverage for federal mid- tier subsidiary holding companies, as follows:

     (a) Any person against whom any action is brought or threatened because that person is or was a director or officer of the savings association shall be indemnified by the savings association for:

          (i) Any amount for which that person becomes liable under a judgment in such action; and

          (ii) Reasonable costs and expenses, including reasonable attorneys' fees, actually paid or incurred by that person in defending or settling such action, or in enforcing his or her rights under this section if he or she attains a favorable judgement in such enforcement action.

     (b) Indemnification shall be made to such person under paragraph (b) of this Section only if:

          (i) Final judgement on the merits is in his or her favor; or

          (ii) In case of:

                  a. Settlement,
                  b. Final judgement against him or her, or
                  c. Final judgement in his or her favor, other than on the
                     merits,

         if a majority of the disinterested directors of the savings association determine that he or she was acting in good faith within the scope of his or her employment or authority as he or she could reasonably have perceived it under the circumstances and for a purpose he or she could reasonably have believed under the circumstances was in the best interest of the savings association or its members. However, no indemnification shall be made unless the association gives the Office at least 60 days notice of its intention to make such indemnification. Such notice shall state the facts on which the action athe terms of any settlement, and any disposition of the action by a court. Such notice, a copy thereof, and a certified copy of the resolution containing the required determination by the board of directors shall be sent to the Regional Director, who shall promptly acknowledge receipt thereof. The notice period shall run from the date of such receipt. No such indemnification shall be made if the OTS advises the association in writing, within such notice period, of its objection thereto.

          (c)  As used in this paragraph:

               (i) "Action" means any judicial or administrative proceeding, or threatened proceeding, whether civil, criminal, or otherwise, including any appeal or other proceeding for review;

               (ii) "Court" includes, without limitation, any court to which or in which any appeal or any proceeding for review is brought;

               (iii) "Final Judgment" means a judgment, decree, or order which is not appealable or as to which the period for appeal has expired with no appeal taken;

               (iv) "Settlement" includes the entry of a judgment by consent or confession or a plea of guilty or of nolo contendere.

Item 7.        Exemption from Registration Claimed

         Not applicable.

Item 8.  List of Exhibits

Filing                                                                                  Reference to Prior
Regulation S-K                                                                          or Exhibit No.
Exhibit Number                              Document                                    Attached Hereto
--------------                              --------                                    ---------------

     5               Opinion of Luse Lehman Gorman Pomerenk                             Attached as Exhibit 5
                     & Schick, P.C.

   10.1              Provident Bank 2000 Stock Option Plan                                       **

    10.2             Provident Bank 2000 Recognition and Retention Plan                          **

   23.1              Consent of Luse Lehman Gorman Pomerenk                            Contained in Exhibit 5
                     & Schick, P.C.

   23.2              Consent of KPMG LLP                                              Attached as Exhibit 23.2

    24               Power of Attorney                                              Contained on Signature Page

-----------------------------
** Filed as exhibits to the Registrant's Proxy Statement relating to the Registrant's February 22, 2000 annual meeting of stockholders, filed with the Commission on January 18, 2000, wis incorporated herein by reference.

Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effe amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Stock Option Plan and the Recognition and Retention Plan;

     4. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

     5. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  EXHIBIT INDEX


Exhibit Number             Description
--------------             -----------


     5 Opinion of Luse Lehman Gorman Pomerenk & Schick, A Professional Corporation as to the legality of the Common Stock registered hereby.

     23.1              Consent of Luse Lehman Gorman Pomerenk & Schick,
                       A Professional Corporation (contained in the opinion included as Exhibit 5)

     23.2              Consent of KPMG LLP

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies tit has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Montebello, State of New York, on this 2nd day of November, 2000.

                                 Provident Bancorp, Inc.

                                 By:      /s/ George Strayton
                                          --------------------------------------
                                          George Strayton
                                          President and Chief Executive Officer
                                          (Duly Authorized Representative)

                                POWER OF ATTORNEY

     We, the undersigned directors and officers of Provident Bancorp, Inc. (the "Company") hereby severally constitute and appoint George Strayton as our true and lawful attorney and agent, to do any and all things in our names in the capacities indicated below which said George Strayton may deem necessary or advisable to enable the Company to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the registration statement on Form S-8, including specifically, but not limited to, power and authority to sign for us in our names in the capacities indicated below the registration statement and any and all amendments (including post-effective amendments) thereto; and we hereby approve, ratify and confirm all that said George Strayton shall do or cause to be done by virtue thereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed bth following persons in the capacities and on the date indicated.


Signatures                     Title                                   Date
----------                     -----                                   ----


/s/ George Strayton
------------------------       President, Chief                November 2, 2000
George Strayton                Executive Officer
                               and Director
                               (Principal Executive
                               Officer)
/s/ Katherine A. Dering
------------------------       Senior Vice President and       November 2, 2000
Katherine A. Dering            Chief Financial Officer
                               (Principal Financial
                               and Accounting Officer)

/s/ William F. Helmer
------------------------        Chairman of the Board          November 2, 2000
William F. Helmer

/s/ Dennis L. Coyle
------------------------           Vice Chairman               November 2, 2000
Dennis L. Coyle




/s/ Judith Hershaft
------------------------           Director                    November 2, 2000
Judith Hershaft



/s/ Thomas F. Jauntig, Jr.
------------------------           Director                    November 2, 2000
Thomas F. Jauntig, Jr.



/s/ Donald T. McNelis
------------------------           Director                    November 2, 2000
Donald T. McNelis



/s/ Richard A. Nozell
------------------------           Director                    November 2, 2000
Richard A. Nozell



/s/ William R. Sichol, Jr.
------------------------           Director                    November 2, 2000
William R. Sichol, Jr.



/s/ Burt Steinberg
------------------------           Director                    November 2, 2000
Burt Steinberg



/s/ Wilbur C. Ward
------------------------           Director                    November 2, 2000
Wilbur C. Ward



/s/ F. Gary Zeh
------------------------           Director                    November 2, 2000
F. Gary Zeh

                                    EXHIBIT 5

              OPINION OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.

           [LETTERHEAD OF LUSE LEHMAN GORMAN POMERENK & SCHICK, P.C.]




November 3, 2000                                                  (202) 274-2000

Board of Directors
Provident Bancorp, Inc.
400 Rella Boulevard
Montebello, New York 10901

             Re:      Provident Bancorp, Inc.
                      Registration Statement on Form S-8

Ladies and Gentlemen:

     You have requested the opinion of this firm as to certain matters in connection with the issuance of Provident Bancorp, Inc. (the "Company") common stock, par value $.10 per share (the "Common Stock"), pursuant to the Provident Bank 2000 Stock Option Plan and the Provident Bank 2000 Recognition and Retention Plan (the "Recognition Plan"). We have reviewed the Company's Charter, Registration Statement on Form S-8 (the "Form S-8"), as well as applicable statutes and regulations governing the Company and the offer and sale of the Common Stock.

     Based on the foregoing, we are of the following opinion:

     Upon the effectiveness of the Form S-8, the Common Stock, awarded pursuant to the Recognition Plan when issued in connection with the exercise of options granted pursuant to the Stock Option Plan, will be legally issued, fully paid and non- assessable.

     This opinion has been prepared solely for the use of the Company in connection with the preparation and filing of the Form S-8, and should not be used for any other purpose or relied upon by any other person without the prior written consent of this firm. We hereby consent to the use of this opinion in the Form S-8.

                                  Very truly yours,


                                  \s\ Luse Lehman Gorman Pomerenk & Schick, P.C. LUSE LEHMAN GORMAN POMERENK & SCHICK
                                  A Professional Corporation

                                  EXHIBIT 23.2

                               CONSENT OF KPMG LLP

                              [Letterhead of KPMG]



                                                                    Exhibit 23.2



                        CONSENT OF INDEPENDENT AUDITORS



The Board of Directors
Provident Bancorp, lnc.:

     We consent to incorporation by reference in the Registration Statement on Form S-8 of Provident Bancorp, Inc., relating to the Provident Bank 2000 Stock Option Plan and the Provident Bank 2000 Recognition and Retention Plan, of our report dated October 28, 1999 on the consolidated statements of financial condition of Provident Bancorp, Inc. and subsidiary as of September 30, 1999 and 1998, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1999, which report appears in the September 30, 1999 Annual Report on Form 10-K of Provident Bancorp, Inc.


/s/ KPMG LLP

Stamford, Connecticut
October 30, 2000